Exhibit 99.1

NEWS RELEASE

Release No. 113-08-09

Contact:

Mary Cohn (Media Relations)

615.986.5886

Becky Barckley/Mike Kinney (Investor Relations)

615.986.5600

FOR RELEASE AT 8:00 A.M. (ET) TUESDAY, AUGUST 4, 2009

LP Reports Second Quarter 2009 Results

NASHVILLE, Tenn. (Aug. 4, 2009) – Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the second quarter of 2009, which included the following:

•

Total sales for the second quarter of $266.2 million were down 31 percent versus a year ago, primarily the result of dramatically reduced U.S. housing starts, which dropped 46 percent from second quarter 2008 levels, as weakness in home building continued.

•	A loss from continuing operations of $27.3 million, or $0.26 per diluted share, for the second quarter of 2009 which is an improvement of 66 percent over the second quarter of 2008.

•	EBITDA from continuing operations for the second quarter was a $3.3 million loss compared to a $96.7 million loss in the second quarter of 2008.

“Home building and related activity continued at historic low levels during the second quarter of 2009, driven by the ongoing credit crisis, high unemployment and generally poor economic conditions,” said LP’s Chief Executive Officer Rick Frost. “We are pleased that our businesses were able to improve year over year despite the significant decline in housing starts.”

SECOND QUARTER RESULTS

For the quarter ended June 30, 2009, LP reported net sales of $266.2 million, down from $387.0 million in the second quarter of 2008. For the second quarter, the company reported an operating loss of $32.2 million as compared to a loss in the second quarter of 2008 of $124.1 million.

For the second quarter of 2009, LP reported a loss from continuing operations of $27.3 million, or $0.26 per diluted share, as compared to a loss from continuing operations of $79.4 million, or $0.77 per diluted share, for the second quarter of 2008.

YEAR TO DATE RESULTS

For the six months ended June 30, 2009, LP reported net sales of $470.8 million, down from $736.4 million in the first six months of 2008. For the first six months of 2009, the company reported an operating loss of $74.7 million as compared to a loss in the comparable period of 2008 of $209.8 million. EBITDA from continuing operations for the first six months of 2009 was a $21.8 million loss compared to a $140.7 million loss in the first six months of 2008.

For the first six months of 2009, LP reported a loss from continuing operations of $57.5 million, or $0.55 per diluted share, as compared to $125.3 million, or $1.22 per diluted share, for the first six months of 2008.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP’s OSB segment manufactures and distributes OSB structural panel products. LP is currently operating eight facilities and has indefinitely curtailed four other facilities due to market conditions. The OSB segment reported net sales for the second quarter of 2009 of $97.7 million, down 43 percent compared with $170.2 million of net sales in the second quarter of 2008. For the second quarter of 2009, the OSB segment reported an operating loss of $18.5 million – an improvement of 46 percent – compared with an operating loss of $34.1 million in the second quarter of 2008. For the second quarter, LP realized an improvement of $11.4 million in EBITDA from continuing operations for this segment as compared to the second quarter of 2008. For the second quarter of 2009 as compared to the second quarter of 2008, sales volumes were down 36 percent with sales price decreasing by 9 percent. Decrease in sales price accounted for approximately a $9 million dollar decline in both operating results and EBITDA from continuing operations.

Operating results reflected the favorable effects of continued actions taken to reduce raw material and manufacturing costs. Also, in the second quarter of 2009, LP realized reductions in the cost of petroleum-based products used in production and benefited from the weakening of the Canadian dollar compared to the second quarter of 2008.

“In 2009, we continued to take a number of significant steps to reduce the losses in our OSB business through market curtailments and cost reductions,” Frost explained. “Throughout this process, we remain committed to our safety and quality programs.”

SIDING SEGMENT

LP’s Siding segment consists of LP SmartSide® Trim & Siding as well as LP CanExel® Prefinished Siding lines. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $102.7 million in the second quarter of 2009, down 17 percent from $123.6 million in the year-ago second quarter. For the second quarter of 2009, the Siding segment reported operating income of $6.5 million compared to $8.8 million in the year-ago quarter. For the second quarter, LP’s Siding segment reported $10.8 million in EBITDA from continuing operations, a decline of $3.6 million as compared to the second quarter of 2008.

In the second quarter of 2009, sales were off across all regions due to significantly reduced housing starts partially offset by continued strength in the repair and remodel markets as well as increased market penetration. Consistent with actions taken in OSB, the Siding segment also cut production rates during the quarter to address market demand and inventory levels.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber (LVL ) and Laminated Strand Lumber (LSL). These products are principally used in new construction. Given the significant decline in housing starts, this segment saw similar reductions in sales. EWP segment sales in the second quarter of 2009 totaled $35.9 million, down 45 percent from $65.3 million in the year-ago quarter. Operating losses decreased 7 percent to $8.6 million for the second quarter of 2009 from $9.2 million for the second quarter of 2008. For the second quarter, LP had a slight decline in EBITDA from continuing operations to a $5.7 million loss for this segment as compared to the second quarter of 2008. The lower operating results in the second quarter were driven by lower volumes, softening prices and costs associated with the mill that produces LSL.

COMPANY OUTLOOK

LP intends to file a Universal Shelf Registration on Form S-3 with the SEC tomorrow along with the Q2 2009 Form 10-Q. “The purpose of this filing is to put in place the ability to take advantage of favorable conditions in the financial markets to strengthen the balance sheet, improve financial flexibility or such other transactions that the board may deem appropriate at some time in the future.” said LP’s Chief Financial Officer Curt Stevens.

“There have been no decisions made by the board to pursue the issuance of any securities under this shelf registration. We are making this filing and will be working with the SEC to have this become effective as a matter of sound financial policy,” Stevens concluded.

“The start of 2009 has proven to be very challenging for our businesses and while the level of activity for the remainder of the year is expected to increase, the rate is unclear. Our goal this year is to conserve cash and improve liquidity so that when this economic downturn subsides, we will be well positioned to compete. In the second quarter, our focus on cash led to an increase of nearly $45 million in cash and cash equivalents,” Frost concluded.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP’s web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.

###

FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net sales	$266.2	$387.0	$470.8	$736.4

Income (loss) from operations	$(32.2)	$(124.1)	$(74.7)	$(209.8)

Income (loss) before income taxes and equity in loss of unconsolidated affiliates	$(39.9)	$(133.0)	$(86.7)	$(208.5)

Income (loss) from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net, gain on early debt extinguishment and other than temporary investment impairment	$(28.6)	$(35.3)	$(60.9)	$(83.4)

Income (loss) from continuing operations	$(27.3)	$(79.4)	$(57.5)	$(125.3)

Net income (loss) attributable to LP	$(29.3)	$(80.8)	$(59.7)	$(127.2)

Net income (loss) per share - basic and diluted	$(0.28)	$(0.79)	$(0.58)	$(1.24)

Average shares outstanding (in millions)

Basic and diluted	103.0	102.9	102.8	102.9

Calculation of income (loss) from continuing operations excluding (gain) loss on sale or impairment of long-lived assets and other operating credits and charges, net, gain on early debt extinguishment and other than temporary investment impairment:

Income (loss) from continuing operations	$(27.3)	$(79.4)	$(57.5)	$(125.3)

Other than temporary investment impairment	0.8	1.7	1.7	2.5
Gain on early extinguishment of debt	—	—	(0.6)	—
(Gain) loss on sale or impairment of long-lived assets	(1.0)	0.1	(0.9)	(0.3)
Other operating credits and charges, net	(1.9)	70.1	(5.7)	66.1

	(2.1)	71.9	(5.5)	68.3
Provision (benefit) for income taxes on above items	0.8	(27.8)	2.1	(26.4)

	(1.3)	44.1	(3.4)	41.9

	$(28.6)	$(35.3)	$(60.9)	$(83.4)

Per share - basic and diluted	$(0.28)	$(0.34)	$(0.59)	$(0.81)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net sales	$266.2	$387.0	$470.8	$736.4

Operating costs and expenses:
Cost of sales	253.3	375.0	457.7	747.8
Depreciation, amortization and cost of timber harvested	18.9	26.8	38.0	53.4
Selling and administrative	29.1	39.1	56.4	79.2
(Gain) loss on sale or impairment of long-lived assets	(1.0)	0.1	(0.9)	(0.3)
Other operating credits and charges, net	(1.9)	70.1	(5.7)	66.1

Total operating costs and expenses	298.4	511.1	545.5	946.2

Loss from operations	(32.2)	(124.1)	(74.7)	(209.8)

Non-operating income (expense):
Foreign currency exchange gain (loss)	6.7	(5.1)	9.3	4.3
Gain on early debt extinguishment	—	—	0.6	—
Other than temporary investment impairment	(0.8)	(1.7)	(1.7)	(2.5)
Interest expense, net of capitalized interest	(21.1)	(12.7)	(32.9)	(23.9)
Investment income	7.5	10.6	12.7	23.4

Total non-operating income (expense)	(7.7)	(8.9)	(12.0)	1.3

Loss before taxes and equity in loss of unconsolidated affiliates	(39.9)	(133.0)	(86.7)	(208.5)
Benefit for income taxes	(16.0)	(56.8)	(35.2)	(92.7)
Equity in loss of unconsolidated affiliates	3.4	3.2	6.0	9.5

Loss from continuing operations	(27.3)	(79.4)	(57.5)	(125.3)

Discontinued operations:
Loss from discontinued operations before income taxes	(3.7)	(2.3)	(4.4)	(3.1)
Income tax benefit	(1.4)	(0.9)	(1.7)	(1.2)

Loss from discontinued operations	(2.3)	(1.4)	(2.7)	(1.9)

Net loss	(29.6)	(80.8)	(60.2)	(127.2)
Less: Net loss attributed to noncontrolling interest	(0.3)	—	(0.5)	—

Net loss attributed to Louisiana-Pacific Corporation	$(29.3)	$(80.8)	$(59.7)	$(127.2)

Loss per share of common stock (basic and diluted):
Loss from continuing operations	$(0.26)	$(0.77)	$(0.55)	$(1.22)
Loss from discontinued operations	(0.02)	(0.02)	(0.03)	(0.02)

Net loss per share	$(0.28)	$(0.79)	$(0.58)	$(1.24)

Average shares of stock outstanding - basic and diluted	103.0	102.9	102.8	102.9

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	June 30, 2009	December 31, 2008
ASSETS
Cash and cash equivalents	$324.7	$97.7
Short-term investments	7.4	21.4
Receivables, net	76.7	43.8
Income tax receivable	16.3	94.2
Inventories	154.9	187.3
Prepaid expenses and other current assets	6.4	9.9
Deferred income taxes	25.3	25.3
Current portion of notes receivable from asset sales	135.1	20.0
Current assets of discontinued operations	3.1	3.1

Total current assets	749.9	502.7

Timber and timberlands	52.5	55.6

Property, plant and equipment	2,325.9	2,324.6
Accumulated depreciation	(1,268.6)	(1,250.3)

Net property, plant and equipment	1,057.3	1,074.3
Notes receivable from asset sales	123.5	238.6
Long-term investments	25.1	19.3
Restricted cash	39.1	76.7
Investments in and advances to affiliates	182.4	186.9
Deferred debt costs	17.6	3.3
Other assets	26.1	26.3
Long-term deferred tax asset	5.4	—
Long-term assets of discontinued operations	5.0	5.0

Total assets	$2,283.9	$2,188.7

LIABILITIES AND EQUITY
Current portion of long-term debt	$3.6	$7.7
Current portion of limited recourse notes payable	133.4	20.0
Short-term notes payable	—	2.0
Accounts payable and accrued liabilities	130.8	121.5
Current portion of deferred tax liabilities	4.7	4.7
Current portion of contingency reserves	10.0	10.0

Total current liabilities	282.5	165.9

Long-term debt, excluding current portion:
Limited recourse notes payable	119.9	233.3
Other long-term debt	380.1	239.3

Total long-term debt, excluding current portion	500.0	472.6
Contingency reserves, excluding current portion	25.7	30.5
Other long-term liabilities	128.8	130.8
Deferred income taxes	162.8	187.9

Redeemable noncontrolling interest	18.8	18.7

Stockholders’ equity:
Common stock	116.9	116.9
Additional paid-in capital	446.8	441.3
Retained earnings	959.2	1,019.5
Treasury stock	(286.1)	(297.3)
Accumulated comprehensive loss	(71.5)	(98.1)

Total stockholders’ equity	1,165.3	1,182.3

Total liabilities and equity	$2,283.9	$2,188.7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(29.6)	$(80.8)	$(60.2)	$(127.2)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization and cost of timber harvested	18.9	26.8	38.0	53.4
Loss of unconsolidated affiliates	3.4	3.2	6.0	9.5
Other operating charges and credits, net	2.1	70.4	2.8	72.2
(Gain) loss on sale or impairment of long-lived assets	(1.0)	0.1	(0.9)	(0.3)
Other than temporary investment impairment	0.8	1.7	1.7	2.5
Stock based compensation expense related to stock plans	2.2	2.7	4.0	4.9
Exchange (gain) loss on remeasurement	(1.6)	(1.3)	(7.0)	(9.1)
Cash settlement of contingencies	(4.0)	(3.5)	(9.0)	(9.6)
Other adjustments	3.9	1.7	2.6	1.6
Pension expense (in excess of payments)	2.2	2.8	3.8	6.2
Decrease (increase) in receivables	3.0	16.4	(31.3)	(11.3)
Decrease (increase) in income tax receivables	3.9	22.5	74.6	(12.2)
Decrease in inventories	37.3	17.6	38.5	11.0
Decrease (increase) in prepaid expenses	(1.3)	(3.6)	4.6	(1.6)
Increase (decrease) in accounts payable and accrued liabilities	15.4	9.0	11.7	(6.7)
Decrease in deferred income taxes	(14.9)	(32.2)	(37.0)	(38.4)

Net cash provided by (used in) operating activities	40.7	53.5	42.9	(55.1)

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant, and equipment additions	(0.8)	(39.1)	(4.7)	(75.9)
Purchase of a business	—	(44.6)	—	(44.6)
Investments in and advances to joint ventures	2.3	0.5	(1.4)	(4.2)
Proceeds from sale of assets	5.2	—	5.2	—
Receipt of proceeds from notes receivable	—	54.4	—	54.4
Cash paid for purchase of investments	—	(70.9)	—	(172.9)
Proceeds from sales of investments	1.9	118.2	21.5	209.3
(Increase) decrease in restricted cash under letters of credit	10.8	(4.0)	37.6	(12.0)
Other investing activities, net	(0.6)	0.1	—	1.1

Net cash provided by (used in) investing activities	18.8	14.6	58.2	(44.8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing of long term debt	—	4.0	281.3	12.0
Repayment of long term debt	(9.7)	(53.5)	(136.3)	(53.6)
Payment of debt issuance fees	(1.0)	—	(15.5)	—
Net borrowings under revolving credit lines and short term notes payable	—	(50.3)	—	(11.8)
Payment of cash dividends	—	(15.6)	—	(31.0)

Net cash provided by (used in) financing activities	(10.7)	(115.4)	129.5	(84.4)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(4.0)	5.0	(3.6)	1.6

Net increase (decrease) in cash and cash equivalents	44.8	(42.3)	227.0	(182.7)
Cash and cash equivalents at beginning of period	279.9	211.7	97.7	352.1

Cash and cash equivalents at end of period	$324.7	$169.4	$324.7	$169.4

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

Dollar amounts in millions	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net sales:
OSB	$97.7	$170.2	$170.0	$329.2
Siding	102.7	123.6	176.4	230.7
Engineered Wood Products	35.9	65.3	65.8	125.8
Other	29.9	27.9	58.6	50.7

	$266.2	$387.0	$470.8	$736.4

Operating profit (loss):
OSB	$(18.5)	$(34.1)	$(42.6)	$(96.2)
Siding	6.5	8.8	8.7	9.1
Engineered Wood Products	(8.6)	(9.2)	(17.8)	(17.3)
Other	0.6	(0.4)	2.1	(2.8)
Other operating credits and charges, net	1.9	(70.1)	5.7	(66.1)
Gain (loss) on sales of and impairment of long-lived assets	1.0	(0.1)	0.9	0.3
General corporate and other expenses, net	(18.5)	(22.2)	(37.7)	(46.3)
Foreign currency gain (losses)	6.7	(5.1)	9.3	4.3
Gain on early debt extinguishment	—	—	0.6	—
Other than temporary investment impairment	(0.8)	(1.7)	(1.7)	(2.5)
Investment income	7.5	10.6	12.7	23.4
Interest expense, net of capitalized interest	(21.1)	(12.7)	(32.9)	(23.9)

Loss from operations before taxes	(43.3)	(136.2)	(92.7)	(218.0)
Benefit for income taxes	(16.0)	(56.8)	(35.2)	(92.7)

Loss from continuing operations	$(27.3)	$(79.4)	$(57.5)	$(125.3)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS TO

EBITDA FROM CONTINUING OPERATIONS

(Dollar amounts in millions)	OSB	Siding	EWP	Other	Corporate	Total
Quarter Ended June 30, 2009

Sales	$97.7	$102.7	$35.9	$29.9	$—	$266.2

Depreciation and amortization	8.9	4.3	2.9	2.0	0.8	18.9
Cost of sales and selling and administrative	105.1	91.9	41.4	26.3	17.7	282.4
(Gain) loss on sale or impairment of long lived assets	—	—	—	—	(1.0)	(1.0)
Other operating credits and charges, net	—	—	—	—	(1.9)	(1.9)

Total operating costs	114.0	96.2	44.3	28.3	15.6	298.4

Income (loss) from operations	(16.3)	6.5	(8.4)	1.6	(15.6)	(32.2)

Total non-operating income (expense)					(7.7)	(7.7)

Income (loss) before income taxes and equity in earnings of unconsolidated affiliates	(16.3)	6.5	(8.4)	1.6	(23.3)	(39.9)
Provision (benefit) for income taxes					(16.0)	(16.0)
Equity in (income) loss of unconsolidated affiliates	2.2		0.2	1.0		3.4

Income (loss) from continuing operations	$(18.5)	$6.5	$(8.6)	$0.6	$(7.3)	$(27.3)

Reconciliation of loss from continuing operations to EBITDA from continuing operations
Income (loss) from continuing operations	$(18.5)	$6.5	$(8.6)	$0.6	$(7.3)	$(27.3)
Income tax expense	—	—	—	—	(16.0)	(16.0)
Interest expense, net of capitalized interest	—	—	—	—	21.1	21.1
Depreciation and amortization	8.9	4.3	2.9	2.0	0.8	18.9

EBITDA from continuing operations	$(9.6)	$10.8	$(5.7)	$2.6	$(1.4)	$(3.3)

Quarter Ended June 30, 2008

Sales	$170.2	$123.6	$65.3	$27.9	$—	$387.0

Depreciation and amortization	13.2	5.6	3.7	2.9	1.4	26.8
Cost of sales and selling and administrative	188.9	109.2	71.0	24.2	20.8	414.1
(Gain) loss on sale or impairment of long lived assets					0.1	0.1
Other operating credits and charges, net					70.1	70.1

Total operating costs	202.1	114.8	74.7	27.1	92.4	511.1

Loss from operations	(31.9)	8.8	(9.4)	0.8	(92.4)	(124.1)

Total non-operating income (expense)					(8.9)	(8.9)
Income (loss) before income taxes and equity in earnings of unconsolidated affiliates	(31.9)	8.8	(9.4)	0.8	(101.3)	(133.0)
Provision (benefit) for income taxes					(56.8)	(56.8)
Equity in (income) loss of unconsolidated affiliates	2.2		(0.2)	1.2		3.2

Income (loss) from continuing operations	$(34.1)	$8.8	$(9.2)	$(0.4)	$(44.5)	$(79.4)

Reconciliation of loss from continuing operations to EBITDA from continuing operations
Income (loss) from continuing operations	$(34.1)	$8.8	$(9.2)	$(0.4)	$(44.5)	$(79.4)
Income tax expense					(56.8)	(56.8)
Interest expense, net of capitalized interest					12.7	12.7
Depreciation and amortization	13.2	5.6	3.7	2.9	1.4	26.8

EBITDA from continuing operations	$(20.9)	$14.4	$(5.5)	$2.5	$(87.2)	$(96.7)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS TO

EBITDA FROM CONTINUING OPERATIONS

(Dollar amounts in millions)	OSB	Siding	EWP	Other	Corporate	Total
Six months Ended June 30, 2009

Sales	$170.0	$176.4	$65.8	$58.6	$—	$470.8

Depreciation and amortization	16.0	9.0	5.9	5.1	2.0	38.0
Cost of sales and selling and administrative	192.0	158.7	77.3	50.4	35.7	514.1
(Gain) loss on sale or impairment of long lived assets	—	—	—	—	(0.9)	(0.9)
Other operating credits and charges, net	—	—	—	—	(5.7)	(5.7)

Total operating costs	208.0	167.7	83.2	55.5	31.1	545.5

Income (loss) from operations	(38.0)	8.7	(17.4)	3.1	(31.1)	(74.7)

Total non-operating income (expense)					(12.0)	(12.0)

Income (loss) before income taxes and equity in earnings of unconsolidated affiliates	(38.0)	8.7	(17.4)	3.1	(43.1)	(86.7)
Provision (benefit) for income taxes					(35.2)	(35.2)
Equity in (income) loss of unconsolidated affiliates	4.6		0.4	1.0		6.0

Income (loss) from continuing operations	$(42.6)	$8.7	$(17.8)	$2.1	$(7.9)	$(57.5)

Reconciliation of loss from continuing operations to EBITDA from continuing operations
Income (loss) from continuing operations	$(42.6)	$8.7	$(17.8)	$2.1	$(7.9)	$(57.5)
Income tax expense	—	—	—	—	(35.2)	(35.2)
Interest expense, net of capitalized interest	—	—	—	—	32.9	32.9
Depreciation and amortization	16.0	9.0	5.9	5.1	2.0	38.0

EBITDA from continuing operations	$(26.6)	$17.7	$(11.9)	$7.2	$(8.2)	$(21.8)

Six months Ended June 30, 2008

Sales	$329.2	$230.7	$125.8	$50.7	$—	$736.4

Depreciation and amortization	27.3	11.4	7.6	4.1	3.0	53.4
Cost of sales and selling and administrative	390.7	210.2	135.3	47.5	43.3	827.0
(Gain) loss on sale or impairment of long lived assets					(0.3)	(0.3)
Other operating credits and charges, net					66.1	66.1

Total operating costs	418.0	221.6	142.9	51.6	112.1	946.2

Loss from operations	(88.8)	9.1	(17.1)	(0.9)	(112.1)	(209.8)

Total non-operating income (expense)					1.3	1.3

Income (loss) before income taxes and equity in earnings of unconsolidated affiliates	(88.8)	9.1	(17.1)	(0.9)	(110.8)	(208.5)
Provision (benefit) for income taxes					(92.7)	(92.7)
Equity in (income) loss of unconsolidated affiliates	7.4		0.2	1.9		9.5

Income (loss) from continuing operations	$(96.2)	$9.1	$(17.3)	$(2.8)	$(18.1)	$(125.3)

Reconciliation of loss from continuing operations to EBITDA from continuing operations
Income (loss) from continuing operations	$(96.2)	$9.1	$(17.3)	$(2.8)	$(18.1)	$(125.3)
Income tax expense					(92.7)	(92.7)
Interest expense, net of capitalized interest					23.9	23.9
Depreciation and amortization	27.3	11.4	7.6	4.1	3.0	53.4

EBITDA from continuing operations	$(68.9)	$20.5	$(9.7)	$1.3	$(83.9)	$(140.7)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Oriented strand board, million square feet 3/8” basis(1)	660	1,029	1,081	2,106

Oriented strand board, million square feet 3/8” basis (produced by wood-based siding mills)	54	54	100	167

Wood-based siding, million square feet 3/8” basis	159	227	346	439

Engineered I-Joist, million lineal feet(1)	16	22	26	41

Laminated veneer lumber (LVL) and Laminated strand lumber (LSL), thousand cubic feet	1,024	2,096	1,985	3,612

(1)	Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.